EXHIBIT 4.3


                     NOTICE OF REDEMPTION TO THE HOLDERS OF

                           FREMONT GENERAL CORPORATION
                       LIQUID YIELD OPTION NOTES DUE 2013
                             (CUSIP NO. 357288AF6)*


     NOTICE IS HEREBY GIVEN that, pursuant to: (i) Paragraph 5 of the Liquid Yield Option Notes due 2013 (the "Securities") issued pursuant to the Indenture (as defined below) and (ii) Section 3.01 of the Indenture, dated as of October 1, 1993 (the "Indenture"), among Fremont General Corporation, an Nevada corporation (the "Company") and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee for the Securities; the Company will redeem the entire outstanding principal amount of Securities on June 30, 2005 (the "Redemption Date"), at the redemption price of a Security equal to $664.37 per $1,000 principal amount outstanding (the "Redemption Price"). From and after the Redemption Date, Original Issue Discount on the Securities, and interest, if any, shall cease to accrue unless the Company defaults in making the applicable redemption payment.

     Payment of Securities called for redemption will be made upon presentation and surrender of said Securities to the Paying Agent, Deutsche Bank Trust Company Americas at the location shown below.

     The current conversion price for the Securities is 38.5737 shares of common stock per $1,000 principal amount outstanding. The Securities called for redemption may be converted into shares of Fremont General Corporation's common stock at any time before the close of business on the Redemption Date. In order to convert your Securities, you must comply with paragraph 9 of the Securities.

The Securities must be presented and surrendered to the Paying Agent to collect the Redemption Price, or to convert the Securities into shares of common stock of the Company, at the offices of the Paying Agent, Deutsche Bank Trust Company Americas, as follows:

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By Overnight Courier:                           By Hand Delivery:                                By Mail:
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DB Services Tennessee, Inc.                     Deutsche Bank Trust Company Americas             DB Services Tennessee, Inc.
Corporate Trust & Agency Services               c/o The Depository Trust Clearing Corporation    Corporate Trust & Agency Services
648 Grassmere Park Road, 1st Floor              55 Water Street, 1st Floor                       Securities Payment Unit
Nashville, TN 37211                             Jeanette Park Entrance                           P.O. Box 291207
Attention: Securities Payment Unit              New York, NY 10041                               Nashville, TN 37229-1207
                                                Attn:  Corporate Trust and Agency


                                                For Information call: 1-800-735-7777
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The method of delivery is at the option and risk of the holder. If delivered by mail, certified or registered mail, properly insured, is recommended for your protection.



                           FREMONT GENERAL CORPORATION

Dated:  May 27, 2005

                                     NOTICE

     Existing federal income tax law may require the withholding of 28% of any payments to holders presenting their (securities) for payments who have failed to furnish a taxpayer identification number, certified to be correct under penalty of perjury. Holders may also be subject to a penalty of $50.00 for failure to provide such number. Certification may be made to the paying agent on a substitute form W-9.

     *This CUSIP number has been assigned to this issue by Standard and Poor's Corporation and is included solely for the convenience of the holders. Neither the Issuer, the Trustee nor the Paying Agent or any of their agents shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to its correctness on the bonds or as indicated in any redemption notice.